Exhibit 5.9

4801 Main Street, Suite 1000

Kansas City, MO 64112

Main: 816.983.8000

Fax: 816.983.8080

March 12, 2019

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as special Missouri counsel to the entities listed on Schedule I (collectively, the “Missouri Subsidiary Guarantors”), in connection with the Missouri Subsidiary Guarantors’ proposed guarantees (collectively, the “Debt Securities Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS/CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior and subordinated notes indentures (collectively, the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) on or about March 12, 2019.

In rendering our opinions herein, we have, with your approval, relied with respect to factual matters, upon and assumed the accuracy of, the Officers’ Certificate (defined below), and certificates of public officials referred to below (the “Public Documents”). In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the articles of formation and limited liability company agreement for each Missouri Subsidiary Guarantor;

(ii) the certificate with respect to various factual matters signed by an officer of each of the Missouri Subsidiary Guarantors and dated the date of this opinion (the “Officers’ Certificate”);

(iii) the Action by Written Consent in Lieu of a Meeting of the Governing Boards (Board of Directors, Boards of Managers, Managing Members, Sole Members, and General Partners, as applicable) applicable to the Missouri Subsidiary Guarantors dated March 12, 2019;

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(iv) Certificate of Good Standing for each Missouri Subsidiary Guarantor dated March February 27, 2019 (collectively, the “Certificates of Good Standing”);

(v) the Registration Statement;

(vi) the Debt Securities;

(vii) the Debt Guarantees; and

(viii) the Indentures.

The documents listed in (i) through (viii) above are referred to herein as the “Transaction Documents.” We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited above was given and the date of this letter. We have further assumed that the information upon which we have relied is accurate, and that none of such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading. We have not reviewed other records, documents, certificates or instruments, or conducted any other investigations (beyond our review of the Transaction Documents) for purposes of rendering the opinions expressed below.

Further, our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

(a) We express no opinion as to any laws other than the laws of the state of Missouri. We express no opinion as to the effect on the issuance of the Debt Securities, the Debt Guarantees, and the execution and delivery of the Indentures (collectively, the “Transactions”) of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

(b) We have assumed for purposes of this opinion that: (1) each natural person executing any of the Transaction Documents is legally competent; (2) all signatures on the Transaction Documents are genuine, the Indentures submitted to us as copies conform to the originals; (3) all Transaction Documents are complete or will be correctly and appropriately completed (including, without limitation, all blanks and exhibits thereto); (4) any certifications dated prior to the date hereof remain true as of the date hereof; (5) each Public Document is accurate, complete and authentic and all official public records are accurate and complete; and (6) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents.

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(c) The opinions in this letter do not include any opinions as to enforceability of the Transaction Documents against the Missouri Subsidiary Guarantors or any other party.

(d) As to matters of fact, we have assumed all representations of the Issuers, the Missouri Subsidiary Guarantors, and any other parties in the transaction documents referenced above are accurate.

(e) Our opinions with respect to Missouri law do not include any opinion with respect to pension and employee benefit laws and regulations, antitrust and unfair competition laws and regulations, tax laws and regulations, health and safety laws and regulations, labor laws and regulations, securities laws and regulations (including, without limitation, the Investment Company Act of 1940, as amended), or environmental laws, regulations and codes, federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations, federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws, other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).s.

(f) We express no opinion herein with respect to the effects of the execution, delivery, and performance of the Transaction Documents on the rights of third parties.

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) Each Missouri Subsidiary Guarantor is validly existing under the laws of the State of Missouri.

(2) Each Missouri Subsidiary Guarantor has the requisite limited liability company power to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Securities Guarantees.

(3) The Debt Securities Guarantees, upon being duly authorized by all necessary limited liability company action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for limited liability company law purposes by each Missouri Subsidiary Guarantor.

This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion, and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

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We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Simpson Thacher & Bartlett LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Husch Blackwell LLP

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Main: 816.983.8000

Fax: 816.983.8080

Schedule I

Guarantors

Name of Guarantor	State of Organization
Kennett HMA, LLC	Missouri
Poplar Bluff Regional Medical Center, LLC	Missouri

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